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                                                                   Exhibit 10.13


[LOGO]

                              DATED 28TH MARCH 2000


                         LANDLORD: CABOT CARBON LIMITED


                                       and


                         TENANT: CABOT MICROELECTRONICS
                                   CORPORATION



                               SUB-SUB-UNDERLEASE
                                       OF
                  LAND AT THE SOUTH SIDE OF CARDIFF ROAD, BARRY


                   Term: 10 years beginning on 28th March 2000

                  Initial Rent: pound sterling 37,788 per annum
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                                    CONTENTS

                                                                            PAGE

1.    DEFINITIONS........................................................     2
2.    INTERPRETATION.....................................................     4
3.    DEMISE.............................................................     5
4.    THE TENANT'S COVENANTS.............................................     5
   4.1   Rent............................................................     5
   4.2   Outgoings and Utilities.........................................     5
   4.3   Repair..........................................................     6
   4.4   Permitted Use...................................................     6
   4.5   Restrictions on Use.............................................     6
   4.6   Alienation......................................................     7
   4.7   Alterations.....................................................     7
   4.8   Notices.........................................................     7
   4.9   Statutes........................................................     8
   4.10     Planning.....................................................     8
   4.11     Landlord's Costs.............................................     8
   4.12     Permit Landlord to Enter.....................................     9
   4.13     To Insure....................................................     9
   4.14     Defective Premises Act 1972..................................    10
   4.15     Covenants Affecting the Reversion............................    10
   4.16     Common facilities............................................    10
   4.17     Protection of the Demised Premises and adjoining premises....    10
   4.18     Information..................................................    11
   4.19     Protection of Easements......................................    11
   4.20     Indemnities..................................................    11
   4.21     Reletting and Sale Boards....................................    12
   4.22     Not to vitiate insurance.....................................    12
   4.23     Yield up.....................................................    13
   4.24     Superior Lease...............................................    13
   4.25     VAT..........................................................    13
   4.26     Plant Air Supply ............................................    13

5.    LANDLORD'S COVENANTS...............................................    14
   5.1   Quiet Enjoyment.................................................    14
   5.2   Insurance.......................................................    14
   5.3   To Reinstate....................................................    15
   5.4   Headlease.......................................................    15
   5.5   Management of the Property......................................    13
   5.6   Information.....................................................    14

6.    PROVISOS...........................................................    16
   6.1   Re-Entry........................................................    16
   6.2   Service of Notices..............................................    17
   6.3   Compensation....................................................    18


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   6.4   Use.............................................................    18
   6.5   Release of the Landlord.........................................    15
   6.6   Proviso for Abatement of Rent...................................    18
   6.7   Neighbouring Property...........................................    19
   6.8   Removal of Tenant's property....................................    19
   6.9   Disputes........................................................    19
   6.10     Easements....................................................    20
   6.11     Landlord's Option to Determine...............................    20
   6.12     Expansion Right..............................................    20
   6.13     Jurisdiction.................................................    21
   6.14     Landlord and Tenant Act 1954.................................    22
FIRST SCHEDULE...........................................................    23
(Particulars of the Demised Premises)....................................    23
SECOND SCHEDULE..........................................................    25
(Matters to which the demise is subject).................................    25
THIRD SCHEDULE...........................................................    26
(Rent Review)............................................................    26


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THIS SUB-SUB-UNDERLEASE is made the 28th day of March 2000

BETWEEN:

(1) CABOT CARBON LIMITED a company registered in England under No. 462857 and whose registered office is at Stanlow Ellesmere Port Cheshire L65 4HT (the "LANDLORD");

(2) CABOT MICROELECTRONICS CORPORATION whose address is Cab O Sil Site, Sully Moors Road, Sully, South Glamorgan, CF64 5RP (the " TENANT ").

WITNESSES that:

1.       DEFINITIONS

1.1      In this Lease:

         "THE BUILDING" means the building upon the Demised Premises housing the dispersion plant and equipment;

         "BUSINESS DAY" means a day (excluding Saturday and Sunday) on which banks generally are open for business in London;

         "CONDUITS" means all conducting media of whatever nature (including without limitation sewers drains pipes galleys gutters ducts flues watercourses channels subways wires and cables) including any tanks meters sprinklers fixings louvres cowls and any other ancillary apparatus attached thereto;

         "THE CONTRACTUAL TERM" has the meaning given to it in Clause 3;

         "THE DEMISED PREMISES" means the premises described in Part I of the First Schedule;

         "GROUP" is to be construed so that two bodies corporate shall be taken to be members of a Group if and only if one is a subsidiary of the other or both are subsidiaries of a third body corporate. A Company is a subsidiary of another Company its "Holding Company" if the Holding
         Company:

         (a)      holds the majority of the voting rights in the subsidiary or;

         (b) is a member of the subsidiary and has the right to appoint or remove a majority of its board of directors or;

         (c) is a member of the subsidiary and controls alone pursuant to an agreement with other shareholders or members a majority of the voting rights in it or

         (d) if the Holding Company is a subsidiary of a company which is itself a subsidiary of that other company.

A company is a wholly owned subsidiary of another company if it has no members except that


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other and that others wholly owned subsidiaries or persons acting on behalf of that other or its wholly owned subsidiaries.

         "THE HEADLEASE" means a sub-underlease dated 22 June 1995 made between Morgan Grenfell & Co Ltd (1) and the Landlord (2) in respect of the Property including the Demised Premises;

         "THE INSURANCE RENT" means the cost to the Landlord from time to time of insuring the Demised Premises;

         "THE INSURED RISKS" means fire storm tempest flood lightning explosion riot civil commotion and malicious damage acts of terrorism earthquake impact aircraft (other than hostile aircraft) and (except in time of war) articles dropped therefrom bursting and overflowing of water tanks apparatus and pipes and property owners liability and such other risks against which the Landlord may from time to time insure;

         "THE LANDLORD" includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

         "THIS LEASE" means this sub-sub-underlease;

         "THE PLAN" means the plan attached to this Lease;

         "THE PLANNING ACTS" means the Town and Country Planning Acts for the time being in force;

         "THE PRESCRIBED RATE" means four per cent above the base leading rate from time to time of Lloyds TSB Bank Plc;

         "THE PROPERTY" means the land and buildings shown edged blue on the plan annexed hereto and more particularly described in the Headlease

         "RENT" means the rent payable pursuant to Clause 3;

         "THE SERVICES" means the services described in Parts 2, 3 and 4 of the Fourth Schedule

         "THE SERVICE CHARGE" has the meaning given to it in the Fourth Schedule

         "SUPERIOR LANDLORD" means any person for the time being entitled to any interest reversionary to the Headlease;

         "THE TENANT" shall include the successors in title and personal representatives of the Tenant;

         "THE TERM" means the Contractual Term together with any continuation or extension thereof whether statutory or otherwise or such shorter period up to the date of any early determination of the Contractual Term;


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         "TREATED PLANT" means the Landlord's plant and equipment in the area shown hatched yellow on the Plan;

         "UTILITIES" means water soil gas steam air electricity telephone radio television telegraphic and other signals services and supplies of any nature;

         "VAT" means United Kingdom Value Added Tax

2.       INTERPRETATION

         In this Lease unless the context requires otherwise:

2.1 Where any party hereto consists of two or more persons any obligations stated or implied to be made by or with any of them shall be deemed to be made by or with them jointly and severally.

2.2 Any reference to Acts of Parliament generally or to any Act of Parliament or to the Planning Acts includes a reference to the relevant Act or Acts as amended ore replaced from time to time and to any subordinate legislation order instrument plan regulation permission and direction made or issued thereunder or deriving validity therefrom.

2.3      The headings shall not affect the interpretation of this Lease.

2.4 The singular includes the plural and vice versa and the masculine includes the feminine and neuter and vice versa.

2.5 Any covenant by the Landlord or the Tenant not to do any act or thing shall covenant by the Landlord or the Tenant not to do any act or thing shall include an obligation not to permit such act or thing to be done.

2.6      References to a clause or schedule are to the relevant clause or schedule in this Lease.

2.7 Any provision herein conferring on or reserving to the Landlord any right shall be construed as conferring that right also to any Superior Landlord and to any person authorised by the landlord or any Superior Landlord.

2.8 References to the Demised Premises shall be read as references to the whole and each and every part of the Demised Premises.

2.9 Except as otherwise herein provided expressions defined in the Agreement have the same meanings in this Lease.

3.       DEMISE

         The landlord DEMISES to the Tenant the Demised Premises TO HOLD the same unto the Tenant for a term of 10 YEARS beginning on and including March 28 2000 ("the Contractual Term") TOGETHER WITH the rights set out in Part II of the First Schedule SUBJECT TO the exceptions and reservations in Part III of the First Schedule all easements rights quasi-easements and privileges to which the Demised


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         Premises are or may be subject and the provisions or matters contained or referred to in the documents referred to in the Second Schedule insofar as the same affect the Demised Premises and are capable of being enforced.

         YIELDING AND PAYING therefor during the Term the following rents:

3.1 the yearly rent of pound sterling 37,788 (subject to revision in accordance with the Third Schedule) payable by equal quarterly instalments in advance on the usual quarter days without any deduction save as may be required by law;

3.2      by way of further rent payable on demand the Insurance Rent;

3.3 by way of further rent the Service Charge and all other sums payable by the terms of this Lease;

         all Rent and other payments shall be paid on the dates set out herein or if any of those dates is not a Business Day on the immediately succeeding Business Day.

4.       THE TENANT'S COVENANTS

         The Tenant HEREBY COVENANTS with the Landlord as follows:-

4.1      RENT

         To pay the rents as aforesaid.

4.2      OUTGOINGS AND UTILITIES

4.2.1 To pay all outgoings (including without limitation all rates taxes duties charges assessments and impositions whatsoever) payable now or at any time during the Term in respect of the Demised Premises or the ownership or occupation thereof except any tax payable by the Landlord in respect of its ownership of, rental income from or any dealing with its reversionary interest.

4.2.2 To pay to the suppliers and indemnify the Landlord against all charges (together with any applicable VAT thereon) for Utilities used at the Demised Premises;

4.2.3 If any outgoings or Utilities are payable in respect of the demised premises in common with the Property or other premises the Tenant will on demand pay to the Landlord a fair proportion (determined according to use if appropriate) thereof to be determined by the Landlord's surveyor (his decision shall be binding on the Tenant) and to be recoverable as rent in arrears.

4.2.4 To pay to the Landlord on demand a sum equivalent to any actual loss of rating relief (if any) suffered by the Landlord as a result of the Tenant being allowed rating relief in respect of any period before the end of the Term (however determined).

4.3      REPAIR

4.3.1 Consistent with past practice to keep the Demised Premises in a good state of repair

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         and condition

4.3.2 To put and keep in good repair and condition and when necessary replace and cause to be inspected and overhauled by some competent person at least once in every six months all landlord's fixtures and fittings and all plant installed in or forming part of the Demised Premises from time to time.

4.3.3 As often as maybe required in order to maintain the Demised Premises in reasonable condition to decorate the Demised Premises in a good and workmanlike manner with appropriate materials of good quality and in any event to decorate during the last year of the term (howsoever determined).

4.3.4 To effect all repairs under clauses 4.3.1 to 4.3.3 of which notice in writing shall be served on the Tenant by the Landlord and for which the Tenant is liable hereunder within three months after the date of service or forthwith in the case of emergency.

4.3.5 If the Tenant fails to comply with any such notice the Landlord may with or without workmen and appliances (but without prejudice to the right of re-entry hereinafter contained) enter upon the Demised Premises and make good the same at the cost of the Tenant which cost shall be repaid by the Tenant to the Landlord on demand together with all professional charges and other expenses incurred by the Landlord in connection therewith together with interest thereon at the Prescribed Rate from the date of payment by the Landlord to the date of payment by the Tenant.

4.4      PERMITTED USE

         To procure that the Demised Premises are not used otherwise than as a CMP materials production plant or for such other use as the Landlord shall approve (such approval not to be unreasonably withheld or delayed).

4.5      RESTRICTIONS ON USE

         To procure that the Demised Premises and any rights granted to the Tenant hereunder are not used or exercised:

4.5.1 for any dangerous noxious offensive illegal or immoral purpose and not to cause permit or suffer any waste or noxious substance or other contamination upon or leaching from the Demised Premises;

4.5.2 in such a way as in the opinion of the Landlord causes or might cause the annoyance nuisance or prejudice to the Landlord or the owners occupiers or users of adjoining or neighbouring property or to the public;

4.5.3    for residential purposes;

4.5.4 for any sale by auction or for any public meeting entertainment or exhibition.

4.6      ALIENATION

4.6.1 Not to charge assign or underlet part only or the whole of the Demised Premises

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         except as permitted by this clause 4.6.

4.6.2 Not to part with or share possession or occupation of the whole or part of the Demised Premises or any part thereof:

4.6.3 Notwithstanding the provisions of this clause but subject always to the Landlord's right in clause 6.10 the Tenant may assign this lease or sub-let the whole of the Demised Premises to any company which is a wholly owned subsidiary of the Tenant

4.7      ALTERATIONS

4.7.1 Not to make any structural alterations or additions to the Demised Premises which would have a material adverse effect on their value except with the previous consent in writing of the Landlord which shall not be unreasonably withheld or delayed nor to make any alterations which would or would be likely to interfere with any equipment at the Demised Premises which relates to the Landlord's Treated Plant. For the avoidance of doubt the Tenant may install plant and equipment subject to the Tenant removing the same when this Lease ends

4.7.2 If the Tenant has breached the foregoing provisions of this Clause and fails to remedy any such breach within a reasonable time after receiving written notice from the landlord requiring it to do so to permit the Landlord with or without workmen and appliances to enter the Demised Premises (but without prejudice to the right of re-entry hereinafter contained) and to remove any alterations and additions and execute such works as are necessary to restore the Demised Premises to their former state at the cost of the Tenant which cost shall be repaid by the Tenant to the Landlord on demand together with all proper and reasonable professional charges and other expenses reasonably and properly incurred by the Landlord in connection therewith and interest thereon at the Prescribed Rate from the date of payment by the Landlord to the date of payment by the Tenant.

4.8      NOTICES

         To give full particulars to the Landlord of any notice direction or order made given or issued to the Tenant by any local or public authority as soon as reasonably practicable and if so required by the Landlord to produce the same to the Landlord.

4.9      STATUTES

         To comply with all present and future Acts of Parliament statutes and to execute and to do at the expense of the Tenant all such works and things whatever as may now or at any time during the Term be required by any competent authority to be executed or done upon or in respect of the Demised Premises whether by the owner or occupier thereof.

4.10     PLANNING

4.10.1 Not to apply for or implement any permission or give notice to any authority of an intention to commence or carry out any Development (as defined in the Planning

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         Acts) or enter into any agreement with any Planning Authority without the Landlords previous consent in writing (not to be unreasonably withheld or delayed if the Landlord has already consented to the Development in question).

4.10.2 To notify the Landlord before implementing any planning permission or giving notice to any authority of an intention to commence or carry out any Development on the Demised Premises.

4.10.3 Unless the Landlord shall otherwise direct to carry out in a good and workmanlike manner with suitable materials of good quality before the expiration or sooner determination of the Term (however the same maybe determined) and works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to the Tenant and implemented.

4.10.4 "Development" in this Clause has the meaning given to it by the Planning Acts.

4.11     LANDLORD'S COSTS

         To pay to the Landlord all actual and reasonable and proper expenses including without limitation costs fees charges disbursements stamp duty (other than stamp duty falling under the provisions of the Agreement) and expenses (including without limitation those payable to counsel solicitors surveyors and bailiffs) reasonably and properly incurred by the Landlord in relation or incidental to:

4.11.1 Every application made by the Tenant for a consent or approval required by the provisions of this Lease whether granted or properly refused or proffered subject to any qualification or condition or whether the application is withdrawn (but not where such consent or approval is unreasonably withheld or proffered subject to unreasonable qualifications or conditions in circumstances where this Lease provides that the consent or approval is not to be unreasonably withheld or delayed).

4.11.2 The preparation and service of a notice under Section 146 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court.

4.11.3 The recovery or attempted recovery of arrears of rent or other sums due from the Tenant.

4.11.4 Any steps taken in connection with the enforcement of or in remedying any breach of any of the Tenant's obligations hereunder.

4.12     PERMIT LANDLORD TO ENTER

         To permit the Landlord and or its agents to enter the whole or any part of the Demised Premises at the Tenant's convenience during the daytime after reasonable prior written notice (save in emergency) accompanied by a member of the Tenant's staff for any reasonable period of time and any reasonable purpose.


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4.13     TO INSURE

4.13.1   LIABILITY INSURANCE

         Until the expiry of the Contractual Term the Tenant shall within seven days of the date of this Lease effect (i) cover in respect of environmental risks as held by the Tenant from time to time in connection with the Demised Premises and (ii) comprehensive general liability insurance including (but not limited to) public liability liabilities arising pursuant to statute liability to third parties employer's liability (insofar as both such insurances are available in the market at normal premium rates) for such amount as is prudent in all the circumstances with a reputable insurance company in the joint names of the Landlord and the Tenant and the Superior Landlord as required by the Headlease.

4.13.2   INFORMATION AS TO INSURANCES

         (a) The Tenant shall procure that its insurance brokers or the insurers as the case may be provide to the Landlord and its insurance advisers annually a summary of the insurances taken out or to be taken out in compliance with the Tenant's obligations under the foregoing provisions of this Clause 4.13 setting out details of the insurers, the renewal date, the sums insured and/or the limits of indemnity, the insured risks and a summary of the principal exclusions or excesses.

         (b) The Tenant shall notify the Landlord within 21 days after any change in the insurer.

4.13.3   INSURANCE ADVISERS

         The landlord may at his own cost from time to time appoint such insurance advisers as it shall deem appropriate to report on the insurance arrangements entered into by the Tenant in respect of the Demised Premises or third party liabilities.

4.13.4   INSURANCE BY LANDLORD

         If the Tenant shall fail to effect insurance in accordance with the requirements of this Clause 4.13 at any time after notice from the landlord requiring it so to do the Landlord may (but shall not be obliged to) effect such insurance itself and the cost of so doing shall be recoverable from the Tenant on demand together with interest thereon at the Prescribed Rate from the date of payment by the Landlord to the date of payment by the Tenant.

4.14     DEFECTIVE PREMISES ACT 1972

         To indemnify the Landlord against any claim proceedings demands costs and expenses incurred under or in connection with any claims made pursuant to the Defective Premises Act 1972 and to erect and display at the Demised Premises promptly all appropriate notices and warnings of relevant defects (within the meaning of Section 4 of that Act) and without prejudice to the foregoing to display such

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         notices as the Landlord may from time to time reasonably require to be displayed in relation thereto.

4.15     COVENANTS AFFECTING THE REVERSION

         To perform and observe the provisions of the documents referred to in the Second Schedule so far as the same are still subsisting and capable taking effect and relate to the Demised Premises.

4.16     COMMON FACILITIES

         To pay on demand to the Landlord a fair proportion according to use (determined by the Landlord's surveyor) of the cost incurred or payable by the Landlord in connection with carrying out any works (including without limitation construction repair and improvement) to the roadways and conduits on the Property or of any cost relating to anything used or capable of use in common with the Demised Premises and the Property or other premises save where included in the Service Charge and any dispute between the parties under this clause shall be subject to paragraph 4 of Part I of the Fourth Schedule

4.17     PROTECTION OF THE DEMISED PREMISES AND ADJOINING PREMISES

4.17.1 To keep clean and unobstructed all Conduits at any time during the Term in or forming part of the Demised Premises and not to overload or use such Conduits (or any other conduits in the Landlord's adjoining land) for any purpose for which they were not constructed and not to place any foreign substance therein

4.17.2 To keep the Demised Premises at a temperature sufficiently high to prevent freezing of water in such Conduits

4.17.3 Not to interfere with or otherwise cause access to any such Conduits and any other Conduits under or near the Demised Premises to be or become more difficult than the same now is

4.17.4 Not to do anything on the Demised Premises which would remove support from or endanger any adjoining land buildings or structures in any way whatsoever

4.17.5 Not to overload or do anything likely to lead to the overloading of the Demised Premises

4.18     INFORMATION

4.18.1 On making an application for any consent required under this Lease to disclose to the Landlord such information as the Landlord may reasonably require to enable it to deal with such application

4.18.2 To produce on demand such evidence as the Landlord may reasonably require to

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         satisfy itself that the Tenant's covenants in this Lease have been complied with and full particulars of all derivative or occupational rights existing in respect of the Demised Premises however remote or inferior

4.18.3 To notify the Landlord in writing immediately of any defect in the Demised Premises which might give rise to a duty imposed by common law or statute on the Landlord in favour of the Tenant or any other person

4.19     PROTECTION OF EASEMENTS

4.19.1   Demised Premises

4.19.2 Not to permit any easement to be acquired or encroachment made against or upon the Demised Premises and promptly to give notice to the Landlord of any attempt to make or acquire the same and to take such steps (whether by legal proceedings or otherwise) to prevent the same from being acquired or made as the Landlord may reasonably require

4.19.3 Not to give any person any acknowledgement that the Tenant enjoys the access of light or air to any of the windows or other apertures in the Demised Premises by the consent of such person

4.19.4 Not to enter into any agreement with or offer any inducement to any person for that person to abstain from obstructing such access of light or air

4.19.5 To notify the Landlord immediately if any person does or threatens to do anything to obstruct such access of light or air and to take such steps as the Landlord reasonably requires in respect of such actual or threatened obstruction

4.20     INDEMNITIES

         To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of:

4.20.1 Any act omission or negligence of the Tenant its servants or agents or any person (other than the Landlord or any person claiming by through or under the Landlord) at the Demised Premises expressly or impliedly with the Tenant's authority; or

4.20.2 Any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Lease or any of the matters to which this demise is subject as the same relate to the Demised Premises

4.21     RELETTING AND SALE BOARDS

4.21.1 To permit the Landlord to fix and retain on the Demised Premises in such place as the Landlord shall reasonably determine notice boards for the sale of the Landlord's interest in the Demised Premises and in the last six months of the Term for the

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         reletting of the Demised Premises

4.21.2   Not to take down or obscure any such boards

4.21.3 To permit all persons authorised by the Landlord to view the Demised Premises at all reasonable times by prior appointment

4.22     NOT TO VITIATE INSURANCE

4.22.1 Not to do bring or keep at the Demised Premises any thing which is or may become dangerous or offensive provided that this sub-clause shall not prevent the Tenant from having at the Demised Premises any thing which the Tenant requires for the carrying on at the Demised Premises the use permitted by clause 4.4 subject to obtaining all necessary consents from any relevant authority

4.22.2 Not to do anything to cause the insurance of the Demised Premises or any adjoining or neighbouring property to become void voidable or the premium to be increased

4.22.3 To comply with all recommendations of the insurers made under any such insurance and the appropriate fire authority

4.22.4 To notify the Landlord in writing immediately if the Demised Premises are destroyed or damaged by any Insured Risk

4.22.5 Not to effect any separate insurance of the Demised Premises against loss or damage by any of the Insured Risks and to hold any moneys received under any policy maintained in breach of this paragraph on trust for the Landlord

4.22.6 In the event of the Demised Premises or any adjoining or neighbouring property of the Landlord or any part thereof being destroyed or damaged by any Insured Risk and the moneys under any insurance against the same effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant or any person at the Demised Premises with the express or implied authority of the Tenant or the Tenant's servants or agents excluding then in every such case the Tenant will forthwith on demand pay to the Landlord the whole or (as the case may require) the irrecoverable proportion of the cost (including professional and other fees) of completely making good such destruction or damage to the Landlord's satisfaction

4.23     YIELD UP

         At the expiration or sooner determination of the Term to yield up the Demised Premises together with (subject to clause 6.12) all fixtures and in good condition in accordance with the terms of this Lease and to remove all signs erected by the Tenant and to the extent required by the Landlord any alterations or additions made during the term and all chattels and to immediately make good all damage caused by such removal and to give up all keys to the Demised Premises to the Landlord

4.24     SUPERIOR LEASE

4.24.1 To observe and perform the obligations of the Lessee contained in the Headlease and any lease superior to it insofar as they relate to the Demised Premises and are consistent with the terms of this Lease (but not those expressly assumed by the Landlord in this Lease) and to indemnify the Landlord (other than through its own acts) against all losses arising directly or indirectly from any breach.

4.24.2 Not to omit or allow anything which might cause the Landlord to be in breach of the Headlease or which if done, omitted or allowed by the Landlord might be a breach of the covenants on the part of the Lessee or the conditions contained in this Lease.

4.24.3 To permit any superior landlord or any persons authorised by any superior landlord to enter the Demised Premises for the purposes specified and upon the terms contained in the Headlease or any lease superior to it as if the provisions in those documents dealing with the Lessor's access to the Demised Premises were incorporated into this Lease.

4.25     VAT

4.25.1 To pay to the Landlord any VAT chargeable in respect of any supplies made by the Landlord to the Tenant hereunder

4.25.2 Where the Tenant is liable hereunder to reimburse the Landlord in respect of any costs incurred by the Landlord the Tenant shall also reimburse any VAT on such costs save to the extent that the VAT is recoverable by the Landlord from H.M. Customs & Excise

4.25.3 Where such reimbursement shall be regarded by H.M. Customs & Excise as consideration for supplies by the Landlord to the Tenant the Tenant shall pay to the Landlord any VAT chargeable by the Landlord on any such supplies

4.25.4 Any rent or other consideration payable in respect of any supply or supplies by the Landlord to the Tenant shall be deemed to be exclusive of VAT which shall be added where appropriate to such rent or other consideration at the appropriate rate at the date of payment

4.26     PLANT AIR SUPPLY

         Without prejudice to the generality of the obligation contained in clause 4.3.2 to maintain in good working order the compressor, filter and air receiver forming the Landlord's plant air supply and to ensure at all times the uninterrupted supply of plant air to the buildings on the part of the Property retained by the Landlord free of charge.

5.       LANDLORD'S COVENANTS

         The Landlord HEREBY COVENANTS with the Tenant as follows:-

5.1      QUIET ENJOYMENT

         That the Tenant paying the Rent hereby reserved and performing and observing its obligations hereunder may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the landlord or any person lawfully claiming through under or in trust for it.

5.2      INSURANCE

5.2.1 To keep the Demised Premises insured against such of the Insured Risks as are reasonably insurable in a sum which in the Landlord's opinion represents the full reinstatement value thereof (including architects' and surveyors' fees and demolition and site clearance charges) and three years' loss of rent and any likely increases in rent during the period covered by the insurance

5.2.2 To make all payments for the above purposes as soon as the same shall respectively become payable and to provide the Tenant on request with a copy or with particulars of such insurance policy

5.2.3 The Landlord may insure the Demised Premises in accordance with paragraph 5.2.1 above together with other premises and the Insurance Rent shall then be a fair proportion of the premium to be conclusively determined by the Landlord's surveyor

5.2.4 Not to do or omit to do anything on the Property which would cause the insurance of the Demised Premises to be void

5.3      TO REINSTATE

5.3.1 In the event of the Demised Premises being destroyed or damaged by any Insured Risk then (subject to clause 6.5) to use all reasonable endeavours to lay out any moneys received under the said policy of insurance (except payments in respect of loss of rent which shall belong to the Landlord absolutely) to reinstate the Demised Premises or such part of it as shall have been so destroyed or damaged

5.3.2 The Landlord shall be under no obligation to reinstate the Demised Premises in the form in which they existed before the damage or destruction in question so long as the Demised Premises are equally commodious and suitable for the use permitted by clause 4.4

5.3.3 In case it shall be impossible or impracticable to reinstate in accordance with paragraph 5.3.1 above any moneys received under the said policy of insurance (except payments in respect of loss of rent which shall belong to the Landlord absolutely) shall be divided between the Landlord and the Tenant according to the value at the date of the damage or destruction of their respective interests in the Demised Premises (to be determined in default of agreement by a single arbitrator to be appointed by the President on the application of either party)

5.4      HEADLEASE

5.4.1 To pay the rent and all other payments payable under the Headlease and to perform so far as the Tenant is not liable for such performance under the terms of this Lease the covenants and conditions on the part of the lessee contained in the Headlease

5.4.2 At the request and cost of the Tenant to use reasonable endeavours to enforce the covenants on the part of the Superior Landlord contained in the Headlease

5.4.3 Where the consent of the Superior Landlord is needed under the provisions of this Lease to use reasonable endeavours at the request and cost of the Tenant to obtain such consent (unless the Landlord's consent is also required and is reasonably withheld)

         PROVIDED THAT if any such request is made by the Tenant for the Landlord to use reasonable endeavours to enforce the Superior Landlord's obligations or obtain the Superior Landlord's consent the Tenant shall as a condition precedent to the Landlord complying with such request pay to the Landlord such sum as security for the Landlord's costs of complying with the request as the Landlord shall reasonably require

5.5      MANAGEMENT OF THE PROPERTY

         Subject to the Tenant paying the rent the Insurance rent and the Service Charge and complying with its obligations under this Lease the Landlord shall throughout the Term

5.5.1 perform the Services in Parts 2 and 3 of the Fourth Schedule provided that the Landlord shall not be liable to the Tenant in respect of:-

         (a) Any failure or interruption in the provision of any of the Services by reason of necessary repair replacement maintenance of or the damage or destruction of any part or the whole of the Property or any thing therein or forming part thereof or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of materials utilities or labour or any other cause whatsoever not reasonably within the Landlord's control or where it becomes impossible or impracticable to provide such services.

         (b) Any act omission or negligence of any person undertaking the Services or any of them save any act or omission of the Landlord

         (c) Any loss or damage to the Tenant caused as a result of any works of construction repair or otherwise carried out on the Property save any such works carried out by the Landlord

Provided that the Landlord shall not withdraw any of the Services in Parts 2 and 3 of the Fourth Schedule on ground solely of cost unless the Landlord first consults with the Tenant with regard to the same and the Tenant refuses to provide reasonable security for such cost prior to the Landlord incurring the same.

5.5.2    At its discretion provide the Services in Part 4 of the Fourth
         Schedule.

5.6      INFORMATION

5.6.4 To give full particulars to the Tenant of any notice direction or order made given or issued to the Landlord in respect of the use and occupation or the Tenant's interest in the Demised Premises by any local or public authority as soon as reasonably practicable

5.6.5 If the Landlord is given notice by any utility company of any proposed interruption of any of the Utilities serving the Demised Premises the Landlord will give full particulars thereof to the Tenant as soon as reasonably practicable

6.       PROVISOS

6.1      RE-ENTRY

6.1.1    If any of the following events occur, namely:-

         (a) if any of the Rent or other monies payable hereunder by the Tenant or any part thereof shall be unpaid for fourteen days after the Landlord has made a demand in writing requiring payment of such Rent or other monies; or

         (b) if there shall be any breach of any other covenant or obligation on the part of the Tenant contained herein which breach is not remedied (if capable of remedy) within thirty days (or such longer period as is reasonable in the circumstances) after the Landlord has notified the Tenant of the breach; or

         (c) if the Tenant takes any corporate action or other steps are taken or legal proceedings started or renewed after a stay (which proceedings are not vexatious or frivolous and not brought without due cause) for its winding-up, dissolution or re-organisation except for the purposes of reconstruction, amalgamation or merger whilst solvent; or

         (d) if the Tenant convenes a meeting of or proposes to enter into any arrangement or composition with or assignment for the benefit of all or any class of its creditors; or

         (e) if an application is made or any other steps taken for the appointment of an administrator or a liquidator or a similar or analogous officer of the Tenant; or

         (f) if an encumbrancer takes possession or a trustee, receiver, administrative receiver or other similar officer is appointed in respect of the whole or any material part of the undertaking or assets of the Tenant.

         then and in any such case and at any time thereafter it shall be lawful for the Landlord or any person duly authorised by the Landlord in its behalf to re-enter repossess and enjoy the Demised Premises or any part thereof in the name of the whole and without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant.

6.2      SERVICE OF NOTICES

6.2.1 Each communication to be made hereunder shall be in English and shall unless otherwise stated be made in writing but unless otherwise stated may be made by telex letter or telefax.

6.2.2 Subject to 6.15.3 any communication or document to be made or delivered by one person to another pursuant to this Lease shall be made or delivered to that person at the address telex or telefax number specified below (or to such other address telex or telefax number as notified by that person from time to time to each of the other parties hereto) and shall (subject to sub-clause (c)) be deemed to have been made or delivered when such communication or document has been despatched and the appropriate answerback received (in the case of any communication made by telex) or (in the case of any communication made by letter) when left at that address or as the case may be two business days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address (four business days if posted airmail from or to the United States of America) or in the case of telefax upon transmission provided that confirmation of receipt is received from the addressee

(i)      CABOT CARBON

           Address:    Lees Lane, Stanlow, Ellesmere Port, South Wirral L65 4HT

           Telefax No: 0151 356 0712

           Attention:  Secretary

(ii)     CABOT MICROELECTRONICS CORPORATION

           Address:    870 North Commons Drive, Aurora, Illinois 60504

           Telefax No:

           Attention:  Vice President of Operations

6.2.3 Any communication or document which in accordance with sub-clause 6.2.2 of this clause is made or delivered outside working hours will be deemed to have been made or delivered at the commencement of the next period of working hours.

6.3      COMPENSATION

         Subject to the provisions of any Act of Parliament to the contrary neither the Tenant nor any underlessee shall be entitled on quitting the Demised Premises to any compensation (including without limitation under Section 37 of the Landlord and Tenant Act 1954).

6.4      USE

         No representation or warranty is made or given by the Landlord that the Demised Premises may lawfully be used (whether under the Planning Acts or otherwise) for the use permitted hereunder.

6.5      PROVISO FOR ABATEMENT OF RENT AND CONDEMNATION TERMINATION

6.5.1 If the Demised Premises are so damaged or destroyed by an Insured Risk as to become unfit for occupation in whole or in part (and the sum insured is not wholly or partly irrecoverable by reason of any act or omission of the Tenant or any person (other than the Landlord and any person claiming by through or under the Landlord) in the Demised Premises expressly or impliedly with the Tenant's authority or the Tenant's servants or agents) then the rent or a fair proportion of it shall be suspended until the expiry of three years after the date of the damage or destruction or (if earlier) the date on which the Demised Premises are again fit for occupation and use and in the event of such damage or destruction the Landlord shall have 90 days in which to elect whether or not to reinstate the Demised Premises. In the event that the Landlord makes an election not to reinstate the Demised Premises then either the Landlord or the Tenant may determine this Lease upon giving to the other not less than one month's prior notice in writing. In the event that the Landlord does not elect not to reinstate but nevertheless the Landlord fails to complete reinstatement works within 12 months of the date of such damage or destruction then the Tenant shall be entitled during the month following the expiry of 12 months of the date of such damage or destruction serve upon the Landlord one month's notice in writing to determine the Lease. Upon the determination of the Lease under the provisions of this clause this Lease shall determine absolutely but without prejudice to any antecedent right of either party or any antecedent breach of the terms of this Lease.

6.5.2 Paragraph 6.5.1 above shall not apply to the Insurance Rent or the Service Charge to the extent that insurance is effected or services are provided.

6.5.3 Any dispute as to the proportion aforesaid shall be determined by a single arbitrator to be appointed in default of agreement by the President on the application of either party

6.6      NEIGHBOURING PROPERTY

         The Landlord shall have power at all times to do or permit to be done anything it may think fit with (and notwithstanding anything to the contrary herein expressed or implied the Tenant shall not be entitled to any rights which would restrict or interfere with the free user of) any adjoining or neighbouring land (including any part of the Property for building or any other purpose

6.7      REMOVAL OF TENANT'S PROPERTY

         If at such time as the Tenant has vacated the Demised Premises after the determination of the Term (however determined) any property of the Tenant shall remain in the Demised Premises and the Tenant shall fail to remove the same within thirty days after being served with a notice by the Landlord requesting the Tenant to do so then the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale (after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it and any sums due to it by the Tenant) to the order of the Tenant provided that the Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord

6.8      DISPUTES

         In case any dispute shall during the Term arise between the Tenant and the tenants and occupiers of any adjoining or neighbouring property belonging to the Landlord relating to the Conduits serving the Demised Premises or any such adjoining or neighbouring property or any fence roadway or other thing used in common with the Demised Premises and any such property the same shall from time to time be settled and determined by the Landlord which determination shall be final and binding and the costs to the Landlord shall be borne equally amongst the parties in dispute

6.9      EASEMENTS

         The Tenant shall not be entitled to any rights not expressly conferred by this Lease and Section 62 of the Law of Property Act 1925 shall not apply

6.10     LANDLORD'S OPTION TO DETERMINE

         The Landlord shall be entitled to determine this Lease if any single person or company (or together members of a company in the same Group shall acquire more than 25% of the shares in the Tenant subsequent to the Landlord (or together members in the same Group as the Landlord) ceasing to maintain any ownership of shares in the Tenant and following which at any time thereafter the Landlord may serve not less than one hundred and twenty days notice in writing upon the Tenant and upon expiry of any such notice this lease shall determine but without prejudice to any antecedent liability of either Landlord or Tenant.

6.11     EXPANSION RIGHT

         The Landlord hereby grants to the Tenant the continuing right and option to expand the Demised Premises to include either or both of the expansion area shown hatched yellow on the Plan and comprising approximately 454 square metres and/or the expansion area hatched green on the plan and comprising approximately 634 square metres. The option is granted on the following terms:

6.11.1 The option is exerciseable upon the Tenant serving not less than six months notice in writing upon the Landlord specifying which expansion area the Tenant requires but without prejudice to the Tenant's right to serve a notice also in respect of the other expansion area (if not already served)

6.11.2 The exercise of the option with regard to the area hatched yellow is conditional upon the Landlord and Tenant agreeing an alternative location at the Property for relocating the Landlord's Treated Plant and the Tenant procuring all statutory and other consents which may be required for the relocation of the Treated Plant and upon the Tenant either undertaking the relocation of the Treated Plant or (at the election of the

         Landlord) reimbursing to the Landlord all actual and reasonable costs and expenses incurred by the Landlord in connection with such relocation including without limitation all costs of re-routing services and utilities.

6.11.3 Upon the date specified in the Tenant's notice the landlord and the Tenant will enter into a deed (the "SUPPLEMENTAL DEED") supplemental to this Lease amending the definition of the Demised Premises to include the relevant expansion area and increasing the rental for the Demised Premises so that in addition to the rental payable immediately prior to the Supplemental Deed the rent will increase by an amount which represents a rental per square foot for the expansion area which is equivalent to the rental per square foot for the remainder of the Demised Premises.

6.11.4 Upon completion of the Supplemental Deed the Tenant shall also pay an apportioned sum representing a pro-rata increase based upon square footage of the expansion area in respect of any other costs payable by the Tenant under this Lease and all other terms of this Lease shall apply to the expansion area.

6.12     TENANT'S PLANT AND EQUIPMENT

         It is agreed that the fumed metal oxide dispersions plant and equipment within the Building and the Demised Premises and whether in existence at the date of this Lease or installed by or at the cost of the Tenant after the date of this Lease are as the date of this Lease and at all times hereafter chattels in the ownership of the Tenant.

6.13     CO-OPERATION

         The parties will co-operate with each other in good faith with regard to the shared use of the instrument room at the Demised Premises and so as not to interfere with each other's use of the instrument room or the carrying on of each other's business.

6.14     CONFIDENTIALITY

         Each of the Landlord and the Tenant agree to keep confidential and not disclose, and shall cause their respective Group Members to keep confidential and not disclose, to any party or use for any purpose (other than the performance of this Lease), any proprietary or other confidential information of the other party which is received pursuant to this Lease ("Confidential Information"). Confidential Information shall be subject to the restrictions of this clause only if it is marked as confidential or proprietary or, if not disclosed in tangible form, the disclosing party notifies the recipient of its confidential or proprietary nature prior to its disclosure. For purposes of this Clause, Confidential Information of a party does not include, and a party and a party's Group Members will have no obligations under this clause with respect to, any information of the other party or any Group Members of the other party (the other party and Group Members of the other party being referred to as the "receiving party") which:

6.14.1 is already known to the receiving party from a source other than the disclosing party as evidenced by competent proof thereof; or

6.14.2 is or becomes publicly known through no wrongful act of the receiving party (in which event the receiving party's obligations under this clause in respect thereto shall terminate on the date such information enters the public domain); or

6.14.3 is rightfully received by the receiving party from a third party without violation of any obligations of confidentiality owed by the third party to the disclosing party; or

6.14.4 is disclosed by the disclosing party to a third party without restrictions on the third party's right to use or disclose such information; or

6.14.5 is independently developed by employees or consultants of the receiving party without use of or reference to the disclosing party's Confidential Information; or

6.14.6 is approved for release by written authorisation of the disclosing party

6.15     JURISDICTION

6.15.1   This Lease shall be governed by English law

6.15.2 The parties submit to the non-exclusive jurisdiction of the English courts

6.15.3 The Tenant confirms that any proceedings in the English Courts will be validly served if served upon Cabot Microelectronics Corporation at Cab
         o Sil Site Sully Moors Road, Sully, South Glamorgan, CF64 5RP and marked for the attention of Clive Jenkins.

6.16     LANDLORD AND TENANT ACT 1954

         Having been authorised to do so by an Order of the Mayors & City of London County Court dated 28th March 2000 the parties hereto agree that the Landlord and Tenant Act 1954 sections 24 to 28 inclusive shall not apply to this Lease


IN WITNESS whereof this Lease is executed as a deed and on the day and year first before written and it has been delivered

                                 FIRST SCHEDULE

                      (PARTICULARS OF THE DEMISED PREMISES)

                                     PART I



ALL THAT Leasehold Property known as land on the south side of Cardiff Road Barry shown edged red on the attached plan together with all buildings now or hereafter erected or in the course of erection thereon and all conduits exclusively serving the same so far as the Landlord is able to demise such together with all Landlord's fixtures and fittings from time to time in and about the same and all additions and alterations to such premises fixtures and fittings carried out during the Term

                                     PART II

                                (RIGHTS GRANTED)

There is granted to the Tenant the following rights (insofar as the Landlord is able to grant the same).

1. The right for the Tenant and all persons authorised by it (in common with all other persons entitled thereto) for the purposes of obtaining access to and egress from the Demised Premises to pass and repass at all times with or without vehicles over and along the road coloured brown on the Plan subject to compliance with the Landlord's security and access arrangements.

2. The free and uninterrupted passage of Utilities from and to any part of the Demised Premises by and through all Conduits which are now or may within the Perpetuity Period during the Term be in or upon any adjoining or neighbouring part of the Property.

3. The right to support as now exists for the Demised Premises from any adjoining premises and

4. The right subject to space being available from time to time to park up to twelve private motor vehicles in the car park shown hatched [pink] on the Plan.

                                    PART III

                          (EXCEPTIONS AND RESERVATIONS)

                                DEMISED PREMISES

There is reserved to the Landlord its servants and agents and all other persons authorised by the landlord the following:

1. The right after reasonable prior written notice (save in emergency) and at all reasonable times to enter the Demised Premises with or without workmen for the purpose of carrying out any works (whether of construction installation connection repair or otherwise) of or in respect of any property adjoining or neighbouring the Demised Premises or any Conduits the persons so entering to act in a reasonable manner and to make good any damage to the Demised Premises resulting from the exercise of such rights

2. The free and uninterrupted passage of Utilities from and to other parts of the Property or any other adjoining or neighbouring property of the Landlord by and through all Conduits which are now or may within the Perpetuity Period be in under or over the Demised Premises

3. The right of support as now exists for the remainder of the Property from the Demised Premises

4. The right to pass and repass at all times with or without vehicles over and along the area coloured yellow on the Plan.

5. The unrestricted right at all times to access and maintain all facilities servicing the Landlord's Treated Plant including the instrument panels in the instrument room, feed lines through the batch tank enclosure, feed silo, transfer pump, instruments, piping cabling and conduits.

                                 SECOND SCHEDULE

                    (MATTERS TO WHICH THE DEMISE IS SUBJECT)

Matters referred to in the Property and Charges Registers of title number WA547039 at H M Land Registry including any rights appertaining to the water main mentioned in the Deed of Grant dated 4th May 1990 between Cabot Carbon Limited (1) and ICI Chemicals and Polymers Limited (2) notwithstanding any variation of the route of the water main therein mentioned.

                                 THIRD SCHEDULE

                                  (RENT REVIEW)

1.       In this Schedule the following expressions have the following meanings:

         "REVIEW DATE"         means the fifth anniversary of the beginning of
                               the term

         "REVIEW PERIOD"       means the period from the Review Date to the
                               expiry of the term.

         "THE CURRENT RENT"    means the rent payable by the Tenant immediately
                               before the beginning of the Review Period in question

         "RACK RENTAL VALUE"   means the rent at which the Demised Premises
                               might be expected to be let as a whole in the open market without taking a premium at the beginning of the Review Period in question by a willing landlord to a willing tenant for a term equal to the residue of the term of this Lease
                               (or [10 years] whichever is the longer) with vacant possession at the commencement of the term and upon the same terms (other than as to the amount of the rent and as hereinafter provided) as this Lease and on the assumption if not a fact that:

                                    (i)      the Tenant has observed and
                                             performed all its covenants

                                    (ii)     the demised premises are fit for
                                             immediate use and occupation

                                    (iii)    in case the demised premises have
                                             been destroyed or damaged they have
                                             been fully reinstated

                                    (iv)     there are no restrictions on
                                             alienation of the whole or any part
                                             of the Demised Premises on the part
                                             of the Tenant

                                    but disregarding:

                                    (i)      the fact that the Tenant or its
                                             undertenants have been in
                                             occupation of the demised premises

                                    (ii)     any goodwill attached to the
                                             demised premises by reason of the
                                             carrying on there of the business
                                             of the Tenant its undertenants or
                                             their predecessors in their
                                             respective businesses

                                    (iii)    any works carried out whether
                                             before or during the term by the
                                             Tenant or its undertenants.

2. The rent for the Review Period shall be the Current Rent or the Rack Rental Value whichever is the higher.

3. The Landlord may serve upon the Tenant not earlier than three months before the Review Date notice seeking to agree the rent with effect from Review Date for the Review Period.

4. The parties may agree the Rack Rental Value for the Review Period at any time after the date which is three months before the Review Date.

5. The Rack Rental Value shall be determined in default of agreement by the Rent Review Date or such later date as the Landlord and Tenant agree by a surveyor to be appointed in default of agreement by the President of the Royal Institution of Chartered Surveyors upon the application of either party who shall act as an arbitrator in accordance with the Arbitration Acts 1950-1996 and whose costs shall be in his award.

6. Upon the Rack Rental Value being agreed or determined as aforesaid a memorandum of the rent then payable shall at the expense of the Tenant be prepared by the Landlord's solicitors and signed by a duly authorised officer on behalf of the Landlord and the Tenant.

7. In the event of the Rack Rental Value not being agreed or determined as aforesaid on or before the relevant Review Date then in respect of the period of time (hereinafter called "the said interval") beginning with the relevant Review Date and ending on the quarter day immediately following the date of such agreement or determination the Tenant shall make payments on account in manner hereinbefore provided at the rate of the Current Rent and at the expiration of the said interval there shall be due as a debt payable by the Tenant to the Landlord forthwith on demand a sum of money equal to the amount (if any) where by the Rack Rental Value so agreed or determined shall exceed the Current Rent duly apportioned on a daily basis in respect of the said interval such duly apportioned sum shall bear interest calculated on a day-to-day basis at four per cent below the Prescribed Rate from the relevant Review Date until the date of actual payment.

8. If at any time by reason of any enactment (which expression shall include any Act or Parliament now or hereafter in force and any instrument regulation or order made thereunder or deriving validity therefore) or for any other reason whatsoever the Landlord shall not be entitled or not be able either in whole or in part:-

8.1 to increase the rent payable hereunder in accordance with the terms of this Lease; or

8.2      to recover such increase from the Tenant.

then the Landlord shall be entitled at any time by notice in writing to the Tenant to require that for all the purposes of this Lease the date on which such disentitlement or disability shall cease shall be deemed to be a Review Date.


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
                                                                   Exhibit 10.13

                               THE FOURTH SCHEDULE

                                     PART I

                                (SERVICE CHARGE)



1. In this Schedule the following expressions have the following meanings:-

1.1      "the Service Costs" means the costs referred to in paragraph 2 below

1.2 "the Specified Proportion" means as indicated (where appropriate and without prejudice to paragraph 2 below) in Parts 3 and 4 of this Schedule either all metered charges and/or or a fair proportion to be based upon use (if appropriate) of any other Service Costs to be determined by the Landlord's surveyor whose decision shall be final and binding on the Tenant and which may differ from one cost to another and which may be the whole or part of any such cost

1.3      "the Service Charge" means the Specified Proportion of the Service
         Costs

2. The costs to be included in the Service Costs are insofar as such matters are not expressly otherwise provided for in this Lease the reasonable and proper costs of and incidental to the matters set out in Parts 3 and 4 of this Schedule together with interest on monies borrowed by the Landlord (or other expenditure paid or incurred in connection with such loan) for the purpose of paying any such costs as aforesaid and any VAT incurred by the Landlord in respect of the Services set out in Parts 3 and 4

3. The Tenant shall pay the Service Charge during the Term making payment in respect of each and any service costs within thirty days of demand being made by the Landlord in respect of the same.

4. Any dispute arising out of the provisions of this clause shall be referred to the decision of a single arbitrator to be agreed between the parties hereto or in default of agreement to be appointed on the application of either party by the President

                                                                   Exhibit 10.13


                                     PART 2


    (THE SERVICES WHICH THE LANDLORD MUST PROVIDE WITHOUT ADDITIONAL CHARGE)

1.       The provision and maintenance of the following utilities:

1.1 The provision and maintenance of the existing on site radio system with channel three reserved for the Tenant.

1.2 The provision of 12 car parking spaces in accordance with Part 2 of the First Schedule.

2. Toilet and washroom facilities upon the part of the Property retained by the Landlord to a standard and degree as existing at the date of this Lease



                                     PART 3

     (SERVICES WHICH THE LANDLORD MUST PROVIDE SUBJECT TO ADDITIONAL CHARGE)

1        The following utilities:

1.1 11 kV electricity supply from COS sub-station to MMD subject to monthly metered charge equivalent to cost incurred by Landlord.

1.2 Provision and maintenance of instrument air supply subject (at the landlords discretion) to payment of metered charges equivalent to cost incurred by the Landlord.

1.3 Provision and maintenance of natural gas supply subject (at the landlords discretion) to payment of metered charges equivalent to cost incurred by the Landlord.

1.4 Provision and maintenance of process feed water supply subject (at the landlords discretion) to payment of metered charges equivalent to cost incurred by the Landlord.

1.5 Provision and maintenance of potable water supply subject (at the landlords discretion) to payment of metered charges equivalent to cost incurred by the Landlord.

1.6 Maintenance and allowing shared use of main site sewer subject to payment by the Tenant of metered discharge costs.

         and in each case subject to payment by the Tenant of a fair proportion according to use of any standing charge or maintenance or other associated cost.

2. The provision of fire, gas and other safety systems subject to payment by the Tenant of a fair and reasonable proportion of the costs incurred by the Landlord.

3. The provision of shower and locker room facilities subject to payment by the Tenant of a fair and reasonable proportion of the expense to the Landlord including any internal costings.

4. The provision of reasonable security systems and arrangements for the Property.

5. The making available to the Tenant the shared use of the Landlord's canteen facilities existing from time to time.

6. The provision installation inspection repair rebuilding improvement renewal lighting and cleaning of all roads car parks loading bays structures fences walls signs stairways paths pavements yards gardens landscaped areas open spaces Conduits and Plant in or about the Property and all other things whatsoever the use of which is common to the Demised Premises and other premises near or adjoining thereto (whether or not under the ownership or control of the Landlord)



                                     PART 4

    (SERVICES WHICH THE LANDLORD MAY PROVIDE AND CHARGE AT LANDLORD'S OPTION)

1. The provision of waste disposal services subject to payment by the Tenant of a monthly fair and reasonable charge together with a fair proportion of the expenses payable by the Landlord to any outside waste disposal service provider.

2. The provision and maintenance of telephone exchange system subject to payment by the Tenant of all itemised call charges and a fair and reasonable service fee.

3. Maintenance by the Landlord of plant and equipment of the Tenant at the Demised Premises subject to payment by the Tenant of such service cost and hourly charge out rate as may be agreed from time to time between Landlord and Tenant.

4. Provision and maintenance of DCS automatic control by the Landlord subject to payment by the Tenant of such service cost and hourly charge out rate as may be agreed from time to time between Landlord and Tenant.

5. The provision of such office space and conference room facilities as the Landlord may in its discretion from time to time provide (if any).

6. The provision by the Landlord for use by the Tenant of one Nissan Storage Shed numbered 6 so long as the Landlord in its discretion shall provide the same or such other alternative storage.

7. Incurring fees of any professional person (including without limitation any accountant solicitor barrister or surveyor) engaged in connection with the matters set out in this Schedule including without limitation the cost of valuations of the Demised Premises or the Property in order to determine the cost of reinstatement for insurance purposes

8. The carrying out by the Landlord of any work in or about the Property in pursuance of any requirement of any Act of Parliament or of any local or public authority

9. Preparing accounts and certificates relating to the calculation of the Service Charge

10. Office support by way of reception services and the making of travel arrangements

11.      The provision of cleaning services

12.      Vending machine access and use

13. Such other services things or works whatsoever as may be provided by the Landlord from time to time which the Landlord reasonably considers to be for the benefit of or any part or parts thereof






SIGNED as a DEED by           )
CABOT CARBON LIMITED          )
acting by                     )
                              )
                              )


                                    Director - David Jayne


                                                     Secretary - Bob Longworth



SIGNED as a DEED by           )
CABOT MICROELECTRONICS        )
CORPORATION                   )
acting by                     )
DANIEL PIKE                   )
VICE PRESIDENT OF OPERATIONS  )


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